As filed with the Securities Exchange Commission on November 25, 2003


                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________


                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              New Jersey                            22-1901645
     (State or other jurisdiction                (I.R.S. Employer
   of incorporation or organization)             Identification No.)

                        One South Jersey Plaza, Route 54
                             Folsom, New Jersey 08037
                    (Address of principal executive offices)

                  South Jersey Industries, Inc. 401(k) Plan
                            (Full title of the plan)

                             Richard H. Walker, Jr.
                         Secretary and Corporate Counsel
                          South Jersey Industries, Inc.
                        One South Jersey Plaza, Route 54
                             Folsom, New Jersey 08037
                     (Name and address of agent for service)

                                 (609) 561-9000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Richard J. Busis, Esquire
                                 Cozen O'Connor
                               1900 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-2000
                                  Cover Page 1


                                          CALCULATION OF REGISTRATION FEE


------------------------------------ --------------------- ------------------ ---------------------- ----------------

                                                           Proposed Maximum     Proposed Maximum
                                         Amount to be       Offering Price     Aggregate Offering       Amount of
Title of Securities                  Registered (1)(2)(3)    Per Share (1)          Price (1)         Registration
to be Registered                                                                                       Fee (1)(3)
------------------------------------ --------------------- ------------------ ---------------------- ----------------

Common Stock, $1.25 par value per
share . . . . . . . . . . .                800,000              $38.575             $30,860,000         $2,496.58
------------------------------------ --------------------- ------------------ ---------------------- ----------------


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported on the New York Stock Exchange of the registrant's common stock on November 20, 2003.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers (a) such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments and (b) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) This registration statement is also deemed, pursuant to Instruction E of Form S-8, to relate to 14,398 shares previously registered in connection with a predecessor plan with respect to which a registration fee has already been paid.

                                  Cover Page 2

                  STATEMENTS PURSUANT TO GENERAL INSTRUCTION E
                        REGISTRATION OF ADDITIONAL SHARES

         This registration statement on Form S-8 relating to the South Jersey Industries, Inc. 401(k) Plan (formerly known as the Thrift Plan for Employees of South Jersey Industries, Inc. and South Jersey Gas Company and Energy & Minerals, Inc. and South Jersey Energy Company and R&T Group, Inc.)
(the "401(k) Plan") is being filed to register additional securities of the same class as other securities for which previously filed registration statements on Form S-8 relating to the 401(k) Plan are effective. Pursuant to General Instruction E to Form S-8, the registrant's earlier registration statements on Form S-8 (File Nos. 33-20196, 33-27132, 33-44278 and 33-58349) are incorporated herein by reference.

         In addition, a total of 800,000 shares of common stock of South Jersey Industries, Inc. were registered pursuant to a registration statement to be issued in connection with the Employee Stock Ownership Plan of South Jersey Industries, Inc. On October 1, 2003, the Employee Stock Ownership Plan was merged into the 401(k) Plan. 14,398 shares of common stock of South Jersey Industries that were registered in connection with the Employee Stock Ownership Plan have not been issued under such plan and, pursuant to Instruction E to Form S-8, are carried forward to, and deemed covered by, this registration statement.

           INFORMATION NOT INCLUDED IN EARLIER REGISTRATION STATEMENTS

         The Thrift Plan for Employees of South Jersey Industries, Inc. and South Jersey Gas Company and Energy & Minerals, Inc. and South Jersey Energy Company and R&T Group, Inc., the predecessor to the 401(k) Plan and for which the earlier registration statements on Form S-8 referenced above were filed, was created in April 1957 and amended as of April 1, 2000 to add a Section 401(k) salary deferral feature and to freeze the thrift provisions of the Plan. Such Plan was further amended and restated as of January 1, 2001, the result of which, among other things, was a change of the Plan's name to the South Jersey Industries, Inc. 401(k) Plan.

Item 8.    Exhibits.

        The following exhibits are filed as part of this registration statement:

         5             Opinion of Cozen O'Connor.

         23.1          Consent of Deloitte & Touche, LLP.

         23.2          Consent of Cozen O'Connor (contained in Exhibit 5).
                                     Page 1

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Folsom, State of New Jersey, on this 21st day of November, 2003.

                                          SOUTH JERSEY INDUSTRIES, INC.



                                           By:  /s/ Charles Biscieglia
                                                Charles Biscieglia, Chairman and
                                                Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                       Capacity                          Date


/s/ Charles Biscieglia   Chairman of the Board and       November 21, 2003
Charles Biscieglia          Chief Executive Officer
                         (principal executive officer)

/s/ David A. Kindlick   Vice President, Treasurer        November 21, 2003
David A. Kindlick        and Chief Financial Officer
                         (principal financial and
                            accounting officer)

/s/ Shirli M. Billings        Director                   November 21, 2003
Shirli M. Billings


/s/ Keith S. Campbell         Director                   November 21, 2003
Keith S. Campbell


/s/ W. Cary Edwards           Director                   November 21, 2003
W. Cary Edwards
                                     Page 2

/s/ Sheila Hartnett-Devlin    Director                   November 21, 2003
Sheila Hartnett-Devlin


/s/ William J. Hughes         Director                   November 21, 2003
William J. Hughes


/s/ Herman D. James           Director                   November 21, 2003
Herman D. James


/s/ Clarence D. McCormick     Director                   November 21, 2003
Clarence D. McCormick


/s/ Frederick R. Raring       Director                   November 21, 2003
Frederick R. Raring



         Pursuant to the requirements of the Securities Act of 1933, the Administrator of the South Jersey Industries, Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Folsom, state of New Jersey, on this 21st day of November, 2003.

                                      SOUTH JERSEY INDUSTRIES, INC. 401(K) PLAN



                                       By:/s/ Richard H. Walker, Jr.
                                       Richard H. Walker, Jr., on behalf of the
                                       Administrator
                                     Page 3

                                  EXHIBIT INDEX



Exhibit No.                Description of Exhibit

5                          Opinion of Cozen O'Connor.

23.1                       Consent of Deloitte & Touche, LLP.

23.2                       Consent of Cozen O'Connor (contained in Exhibit 5).
                                     Page 4

                                                                   Exhibit 5
                         [LETTERHEAD OF COZEN O'CONNOR]

                                                 November 24, 2003

South Jersey Industries, Inc.
One South Jersey Plaza, Route 54
Folsom, NJ  08037

         Re:      Registration Statement on Form S-8 Relating to
                  South Jersey Industries, Inc. 401(k) Plan
Ladies and Gentlemen:

         As counsel to South Jersey Industries, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to 800,000 shares of the Company's Common Stock, $1.25 par value (the "Common Stock"), that may be issued under the South Jersey Industries, Inc. 401(k) Plan (the "Plan").

         In connection therewith, we have examined the Company's Certificate of Incorporation, as amended, Bylaws, as amended, and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing examination, information and assumptions, it is our opinion that the shares of Common Stock to be offered under the Plan are duly authorized and, when issued and sold to the participants pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                        Very truly yours,


                                                        COZEN O'CONNOR
                                     Page 5

                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of South Jersey Industries, Inc. (the "Company") on Form S-8 of our report dated February 19, 2003 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.


DELOITTE & TOUCHE, LLP

Philadelphia, Pennsylvania
November 25, 2003
                                     Page 6